October 25, 2000


As counsel for Liberty-Stein Roe Funds Trust (the "Trust"), we consent to the incorporation by reference of our opinion relating to the following series of the Trust filed as the following exhibit to pre-effective amendment no. 1 to the Trust's registration statement on Form N-1A, Securities Act File No. 333-19181:

                                Date of        Date of              Exhibit
                                Series         Opinion Filing       No.
Stein Roe Institutional Client  2/4/97         2/10/97               10
High Yield Fund
In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. Very truly yours,

BELL, BOYD & LLOYD LLC


By      /s/     Cameron S. Avery
                Cameron S. Avery